Exhibit 99.1

Unusual Machines Initiates $75M in Strategic Materials Purchases to Support Program-Driven Demand

Purchase orders position the Company to expand production and enable compliant, U.S.-based supply at scale

ORLANDO, FLORIDA / ACCESS Newswire / May 5, 2026 — Unusual Machines, Inc. (NYSE American: UMAC), a leading manufacturer of NDAA-compliant drone components, today announced it has initiated approximately $75 million in strategic purchase orders to secure access to materials and inventory across its drone component product lines. This approach positions the Company to capture accelerating demand over the coming 12 months with a prepared, compliant, and scalable supply chain, enabling customers to meet expanding requirements.

The Company recently raised approximately $150 million to fund inventory investment and supply chain readiness, including long-lead materials critical to future production and customer delivery timelines.

“We are focused on being material complete and ready to deliver so we can meet demand as it continues to scale,” said Allan Evans, Chief Executive Officer of Unusual Machines. “The constraint in this market is not demand. It is supply chain, production timing, and scalability. Making these purchases now allows us to deliver when our customers need it. This reflects a deliberate approach to staying ahead of demand, with the capital we recently raised allowing us to move early and deliver at the pace our customers require.”

The investment is informed by increasing visibility into structured procurement programs and defined demand signals across the industry, including large-scale U.S. drone procurement initiatives such as the Department of War’s Drone Dominance efforts, which provide a clearer view into addressable demand and enable more deliberate supply chain planning.

Evolving U.S. regulatory frameworks and procurement requirements are accelerating demand for compliant, U.S.-based production. This reinforces the importance of delivering at scale with a prepared and reliable supply chain.

About Unusual Machines, Inc.

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit unusualmachines.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s anticipated demand, its ability to meet the demand, supply chain positioning, and expectations regarding government procurement programs. Forward-looking statements are often identifiable by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third parties to deliver parts needed to manufacture our drone components; risks related to inventory management and potential obsolescence; uncertainty regarding government procurement programs and timelines; risks associated with our rapid expansion and the various risk factors relating to manufacturing and other risks described within the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Contact:

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com